Exhibit 99.2

Item 6.  Selected Financial Data

The following table sets forth the historical selected financial data for the Company for all periods presented.  For more information on our historical financial information and Adjusted EBITDA, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8. “Financial Statements and Supplemental Data.”

Consolidated Statements of Operations
(In thousands, except per share data)

							Initial
	Successor		Predecessor				Predecessor(1)
		Period from	Period from			Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended	Year Ended	March 15 to	January 1 to
	December 31,	December 31,	October 3,	December 31,	December 31,	December 31,	March 14,
	2008(2)	2007(3)	2007	2006(4)	2005(5)	2004	2004

Revenues	$381,476	$87,883	$253,275	$246,742	$73,926	$24,995	$3,881
Reimbursable expenses	10,546	2,824	9,946	12,526	4,313	1,339	272
Total revenues	392,022	90,707	263,221	259,268	78,239	26,334	4,153

Direct client service costs
Compensation and benefits(6)	216,137	71,141	158,748	146,926	44,387	15,545	2,861
Other direct client service costs	8,224	1,440	2,307	1,034	145	267	19
Acquisition retention expenses	793	217	2,035	6,003	11,695	-	-
Reimbursable expenses	10,623	2,586	10,079	12,685	4,541	1,339	272
	235,777	75,384	173,169	166,648	60,768	17,151	3,152

Operating expenses
Selling, general and adminitrative(7)	108,312	25,308	70,946	68,606	22,246	5,212	1,466
Depreciation and amortization	9,816	2,384	6,754	7,702	3,186	1,237	113
Merger and acquisition costs	-	-	-	-	2,138	-	-
	118,128	27,692	77,700	76,308	27,570	6,449	1,579

Operating income/(loss)	38,117	(12,369)	12,352	16,312	(10,099)	2,734	(578)

Other expense/(income)
Interest income	(668)	(763)	(1,306)	(556)	(137)	(43)	(3)
Interest expense	3,475	1,426	5,494	5,911	1,661	299	31
Other expense/(income)	398	369	215	(243)	542	-	-
	3,205	1,032	4,403	5,112	2,066	256	28

Income/(loss) before income taxes	34,912	(13,401)	7,949	11,200	(12,165)	2,478	(606)

Provision for income taxes	10,619	1,176	1,051	701	330	63	12

Net income/(loss)	24,293	(14,577)	6,898	10,499	(12,495)	2,415	(618)

Less: Net income/(loss) attributable to noncontrolling interest	19,068	(8,225)	-	-	-	-	-

Net income/(loss) attributable to Duff & Phelps Corporation	$5,225	$(6,352)	$6,898	$10,499	$(12,495)	$2,415	$(618)

Net income/(loss) per share attributable to stockholders of Class A common stock of Duff & Phelps Corporation:
Basic	$0.37	$(0.49)
Diluted	$0.36	$(0.49)

Adjusted EBITDA(8)	$73,632	$16,374	$52,569	$44,051	$10,836	$3,971	$(465)

Consolidated Balance Sheet Data
(In thousands)

	As of December 31,
	2008	2007	2006	2005	2004

Cash and cash equivalents	$81,381	$90,243	$59,132	$12,134	$12,282
Total assets	416,197	404,513	268,031	181,292	30,591
Current and long-term debt	42,972	43,181	77,997	48,750	8,570
Total liabilities	178,438	223,030	174,013	97,176	17,241
Total stockholders' equity
of Duff & Phelps Corporation	100,129	69,504	-	-	-
Noncontrolling interest	137,630	111,979	-	-	-
Total stockholders' equity	237,759	181,483	-	-	-
Total redeemable units	-	-	91,973	92,053	-
Total unitholders' equity/(deficit)	-	-	2,045	(7,937)	13,350

(1)
D&P Acquisitions was formed on September 30, 2005.  Prior to that date, this financial information represents the operations of Duff & Phelps, LLC.  Prior to March 15, 2004, Duff & Phelps, LLC was a majority-owned subsidiary of Webster.  Webster owned approximately 73% of Duff & Phelps, LLC’s outstanding equity interests.  On March 15, 2004, Webster sold its interests in Duff & Phelps, LLC to an investor group consisting of management and Lovell Minnick.  That transaction constituted a change of control and required purchase accounting revaluation of Duff & Phelps, LLC’s assets and liabilities.  Accordingly, this financial information reflects results of operations before and after the impact of the March 15, 2004 transaction.

(2)
Includes the results of Dubinsky & Company, P.C. (“Dubinsky”) from April 11, 2008; World Tax Service US, LLC (“WTS”) from July 15, 2008; Kane Reece Associates, Inc. (“Kane Reece”) from July 31, 2008; and Financial and IP Analysis, Inc. (d/b/a The Lumin Expert Group) (“Lumin”) from August 8, 2008.

(3)	Includes the results of Rash & Associates, L.P. (“Rash”) from October 31, 2007.

(4)	Includes the results of Chanin from October 31, 2006.

(5)	Includes the results of CVC from September 30, 2005.

(6)
Includes $20,537 of equity-based compensation for the year ended December 31, 2008; $23,806 of equity-based compensation for the period from October 4, 2007 to December 31, 2007; $23,187 for the period from January 1 to October 3, 2007; and $10,244 and $2,113 for the years ended December 31, 2006 and 2005, respectively.

(7)
Includes $10,803 of equity-based compensation for the year ended December 31, 2008; $2,856 of equity-based compensation for the period from October 4, 2007 to December 31, 2007; $8,241 for the period from January 1 to October 3, 2007; and $3,790 and $1,803 for the years ended December 31, 2006 and 2005, respectively.

(8)	Adjusted EBITDA is a non-GAAP financial measure. See following reconciliation:

Adjusted EBITDA Reconciliation
(In thousands)

							Initial
	Successor		Predecessor				Predecessor
		Period from	Period from			Period from	Period from
	Year Ended	October 4 to	January 1 to	Year Ended	Year Ended	March 15 to	January 1 to
	December 31,	December 31,	October 3,	December 31,	December 31,	December 31,	March 14,
	2008	2007	2007	2006	2005	2004	2004

Net income/(loss) attributable to Duff & Phelps Corporation	$5,225	$(6,352)	$6,898	$10,499	$(12,495)	2,415	(618)
Net income/(loss) attributable to noncontrolling interest	19,068	(8,225)	-	-	-	-	-
Provision for income taxes	10,619	1,176	1,051	701	330	63	12
Other expense, net	3,205	1,032	4,403	5,112	2,066	256	28
Depreciation and amortization	9,816	2,384	6,754	7,702	3,186	1,237	113
Acquisition retention expenses	793	217	2,035	6,003	11,695	-	-
Equity-based compensation associated with legacy units and IPO Options	24,906	26,142	31,428	14,034	3,916	-	-
Merger and acquisition costs	-	-	-	-	2,138	-	-

Adjusted EBITDA(1)	$73,632	$16,374	$52,569	$44,051	$10,836	$3,971	$(465)

(1)
Adjusted EBITDA is a non-GAAP financial measure.  We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss for (a) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred recently as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (b) equity-based compensation associated with the legacy units a significant portion of which is due to certain one-time grants associated with Predecessor acquisitions and options to purchase shares of the Company’s Class A common stock granted in connection with the IPO (“IPO Options”), (c) acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions, and (d) noncontrolling interest.

Given the level of acquisition activity during the Predecessor period, and related capital investments and one time equity grants associated with acquisitions during the Predecessor period (which we do not expect to incur at the same levels in Successor periods) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provides a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry.  The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors.  A measure substantially similar to Adjusted EBITDA is the principal measure that determines the compensation of our senior management team.  In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our senior secured credit facility.  Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss.  Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

Adjusted EBITDA, as defined by the Company, consists of net income or loss before (a) interest income and expense, (b) provision for income taxes, (c) other expense, net, (d) depreciation and amortization, (e) acquisition retention expenses, (f) equity-based compensation associated with legacy units of D&P Acquisitions, and IPO Options included in compensation and benefits, (g) equity-based compensation associated with legacy units of D&P Acquisitions and IPO Options included in selling, general and administrative expenses, (h) merger and acquisition costs and (i) noncontrolling interest.

This non-GAAP financial measure is not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  In addition, it should be noted that companies calculate Adjusted EBITDA differently and, therefore, Adjusted EBITDA as presented for us may not be comparable to Adjusted EBITDA reported by other companies.